EXHIBIT 23.1

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-41567 of Prolong International Corporation and subsidiaries on Form S-8 of our report dated March 2, 2001, appearing in this Annual Report on Form 10-K of Prolong International Corporation and subsidiaries for the year ended December 31, 2002.

/s/    DELOITTE & TOUCHE LLP

Costa Mesa, California

March 28, 2003